Exhibit 99.1

F I N A N C I A L S T A T E M E N T S

IO Turbine, Inc.
(A Development Stage Company)

As of June 30, 2010 and 2011 and for the Period from December 15, 2009 (Inception) to June 30, 2010, the Year Ended June 30, 2011 and for the Period from December 15, 2009 (Inception) through June 30, 2011

With Report of Independent Auditors

Ernst & Young LLP

IO Turbine, Inc.

A Development Stage Company

Financial Statements

For the Period from December 15, 2009 (Inception) to June 30, 2010, the Year Ended June 30, 2011 and for the Period from December 15, 2009 (Inception) through June 30, 2011

1110-1300104

Ernst & Young LLP 178 South Rio Grande Street Suite 400 Salt Lake City, Utah 84101 Tel: 801 350 3300 Fax: 801 350 3456

Report of Independent Auditors

The Board of Directors and Stockholders

IO Turbine, Inc.

We have audited the accompanying balance sheets of IO Turbine, Inc. (a development stage company) as of June 30, 2010 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from December 15, 2009 (inception) through June 30, 2010, the year ended June 30, 2011 and for the period from December 15, 2009 (inception) through June 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IO Turbine, Inc. (a development stage company) at June 30, 2010 and 2011, and the results of its operations and its cash flows for the period from December 15, 2009 (inception) through June 30, 2010, the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011, in conformity with U.S. generally accepted accounting principles.

Salt Lake City, Utah

October 21, 2011

1110-1300104	1 A member firm of Ernst & Young Global Limited

IO Turbine, Inc.

A Development Stage Company

Balance Sheets

(In Thousands, Except Share and Per Share Data)

	June 30
	2010	2011
Assets
Current assets:
Cash and cash equivalents	$1,177	$4,353
Restricted cash	20	20
Other receivables	—	14
Prepaid expenses and other current assets	15	86

Total current assets	1,212	4,473

Property and equipment, net	34	351
Other assets	5	6

Total assets	$1,251	$4,830

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17	$54
Accrued and other current liabilities	14	148
Deferred revenue	—	450

Total current liabilities	31	652

Other liabilities	8	53

Total liabilities	39	705

Commitments and contingencies (Note 4)

Stockholders’ equity:
Series A preferred stock, par value of $0.001 – 7,500,000 shares authorized as of June 30, 2010 and 2011, 7,500,000 shares issued and outstanding as of June 30, 2010 and 2011, total aggregate liquidation value $1,500,000 as of June 30, 2011	8	8
Series B preferred stock, par value of $0.001 – 0 and 7,442,248 shares authorized as of June 30, 2010 and 2011, respectively, 0 and 7,442,248 shares issued and outstanding as of June 30, 2010 and 2011, respectively, total aggregate liquidation value $6,250,000 as of June 30, 2011	—	7
Common stock, $0.001 par value – 22,000,000 and 32,000,000 shares authorized as of June 30, 2010 and 2011, respectively, 10,835,000 and 11,598,200 shares issued and outstanding as of June 30, 2010 and 2011, respectively	11	12
Additional paid-in capital	1,463	7,785
Accumulated deficit – during development stage	(270)	(3,687)

Total stockholders’ equity	1,212	4,125

Total liabilities and stockholders’ equity	$1,251	$4,830

See accompanying notes.

1110-1300104	2

IO Turbine, Inc.

A Development Stage Company

Statements of Operations

(In Thousands)

	Period from December 15, 2009 (Inception) through June 30, 2010	Year Ended June 30, 2011	Period from December 15, 2009 (Inception) through June 30, 2011

Operating expenses:
Research and product development	$180	$1,973	$2,153
Sales and marketing	—	669	669
General and administrative	89	774	863

Total operating expenses	269	3,416	3,685

Loss from operations	(269)	(3,416)	(3,685)

Income taxes	(1)	(1)	(2)

Net loss	$(270)	$(3,417)	$(3,687)

Stock-based compensation included in:
Research and product development	$—	$80	$80
Sales and marketing	—	35	35
General and administrative	—	21	21

Total stock-based compensation	$—	$136	$136

See accompanying notes.

1110-1300104	3

IO Turbine, Inc.

A Development Stage Company

Statements of Stockholders’ Equity

(In Thousands, Except per Share Data)

	Convertible Preferred Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
			Common Stock
	Shares	Amount	Shares	Amount

Initial capitalization of IO Turbine, Inc. on December 2009 at $0.001 per share	—	$—	10,400	$11	$—	$—	$11
Exercise of stock options	—	—	435	—	9	—	9
Reclassification to liabilities for early exercise of stock options	—	—	—	—	(9)	—	(9)
Issuance of Series A preferred stock for cash in February 2010, at $0.20 per share, net of issuance costs of $28	7,500	8	—	—	1,463	—	1,471
Net loss	—	—	—	—	—	(270)	(270)

Balance at June 30, 2010	7,500	8	10,835	11	1,463	(270)	1,212
Exercise of stock options, net of repurchases	—	$—	763	$1	81	$—	$82
Vesting of awards previously reclassed to liability	—	—	—	—	3	—	3
Reclassification to liabilities for early exercise of stock options	—	—	—	—	(72)	—	(72)
Issuance of Series B preferred stock for cash in August 2010 at $0.84 per share, net of issuance costs of $68	7,442	7	—	—	6,174	—	6,181
Stock-based compensation expense	—	—	—	—	136	—	136
Net loss	—	—	—	—	—	(3,417)	(3,417)

Balance at June 30, 2011	14,942	$15	11,598	$12	$7,785	$(3,687)	$4,125

See accompanying notes.

4	1110-1300104

IO Turbine, Inc.

A Development Stage Company

Statements of Cash Flows

(In Thousands)

	Period from December 15, 2009 (Inception) through June 30, 2010	Year Ended June 30, 2011	Period from December 15, 2009 (Inception) through June 30, 2011
Operating activities
Net loss	$(270)	$(3,417)	$(3,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3	69	72
Stock-based compensation	5	136	141
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(20)	(86)	(106)
Accounts payable	17	37	54
Accrued and other liabilities	14	110	124
Deferred revenue	—	450	450

Net cash used in operating activities	(251)	(2,701)	(2,952)

Investing activities
Purchases of property and equipment	(37)	(386)	(423)
Changes in restricted cash	(20)	—	(20)

Net cash used in investing activities	(57)	(386)	(443)

Financing activities
Proceeds from issuance of preferred stock	1,471	6,181	7,652
Proceeds from exercise of options	9	88	97
Proceeds from issuance of common stock	5	—	5
Repurchases of common stock	—	(6)	(6)

Net cash provided by financing activities	1,485	6,263	7,748

Net increase in cash and cash equivalents	1,177	3,176	4,353
Cash and cash equivalents at beginning of year	—	1,177	—

Cash and cash equivalents at end of year	$1,177	$4,353	$4,353

Supplemental disclosures of cash flow information
Cash paid for interest	$—	$—	$—
Cash paid for income taxes	1	1	2

See accompanying notes.

1110-1300104	5

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements

June 30, 2011

1. Description of Business and Summary of Significant Accounting Policies

IO Turbine, Inc. (the Company) develops, markets, and supports innovative virtualization software products designed to accelerate input/output (I/O) performance and improve cost efficiencies of storage and compute resources in virtualized environments. The Company’s core product line is the Accelio, a multi-part software product initially designed for the VMware hypervised environment and the Windows Server OS in virtualized machines, and includes a management server to facilitate managing and monitoring the Accelio instances on multiple virtualized servers and multiple virtual machines. The Company was incorporated in the state of Delaware in December 2009 as Data Turbine, Inc, and in March 2010, changed its name to IO Turbine, Inc. The Company intends to market its products through a combination of direct and indirect channels. The Company’s direct sales efforts are focused on the North American small and large enterprise end user market. These are companies that would use the Company’s products as part of their virtualized IT infrastructure for software applications that are for business, technical, or other computing needs.

Since its inception, December 15, 2009 through June 30, 2011, the Company has incurred cumulative net losses of approximately $3.7 million. The Company experienced net losses in all periods since inception and has not recognized any revenue since inception.

The Company is currently in the development stage. The Company is subject to the risks associated with development stage enterprises, including the need to develop and refine its products and services, develop its marketing and distribution channels, obtain adequate financing to fulfill its development activities, hire management and other key personnel, and integrate operations and back-office systems. Successful completion of the Company’s development programs, and ultimately, the attainment of profitable operations are dependent on future events, including, among other things, its ability to access potential markets, secure financing, develop a sufficient customer base, attract, retain, and motivate qualified personnel, and develop strategic alliances. Although management believes that the Company will be able to successfully mitigate these risks, there can be no assurance that the Company will be able to do so or that the Company will ever operate profitably.

1110-1300104	6

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies

The Company operates in a rapidly changing environment and, accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations, or cash flows: ability to generate revenues; the hiring, training, and retention of key employees; market acceptance of the Company’s products and services; arbitration, litigation, or other claims against the Company; changes in the regulatory environment; product introductions by competitors and price competition; and the ability to obtain additional financing.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including those related to the determination of fair value of its common stock and stock options, income taxes, useful lives of property and equipment and provisions for doubtful accounts. Actual results could differ from those estimates.

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of June 30, 2010 and 2011, cash and cash equivalents consist of cash deposited with banks and money market funds. The recorded carrying amount of cash equivalents approximates their fair value. The Company places its cash equivalents with high credit-quality financial institutions. The Company holds $20,000 in a restricted money market account as collateral against their corporate credit card account, which has a credit line equal to this amount. These funds are available if the credit line is reduced, or the account is paid off and closed.

1110-1300104	7

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies

Related Party Transactions

Other receivables include $14,000 that is due from an employee. Accounts payable include payables due to employees for expense reimbursements. The amounts due to employees are not considered material as of June 30, 2010 and 2011.

WS Investment Company LLC (Wilson Investments) is one of the stockholders of the Company and holds 100,000 shares of common stock purchased at $0.001 per share and 250,000 shares of Series A preferred stock purchased at $0.20 per share. WS Investments is also a stockholder of Wilson, Sonsini, Goodrich & Rosati (Wilson Sonsini) who provides legal services to the Company. Legal expenses from Wilson Sonsini totaled $35,714, $74,993, and $110,707, for the period from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011, respectively. In addition to legal services provided in the normal course of business, financing issuance costs related to the Series A and Series B preferred stock issuances paid to Wilson Sonsini totaled $28,202, $42,729, and $70,931, for the period from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011. The Company’s accounts payable included $11,875 and $9,632 as of June 30, 2010 and June 30, 2011, respectively, due to Wilson Sonsini for legal and professional services.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation. Repairs and maintenance costs are expensed as incurred as repairs and maintenance do not extend the useful life or improve the related assets. Depreciation and amortization, including amortization of leasehold improvements, is computed using the straight-line method over the shorter of estimated useful lives of the assets or respective lease term. The estimated useful life of each asset category is as follows:

Computer equipment	3 years
Software	3 years
Machinery and equipment	3 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of useful life or remaining lease term

1110-1300104	8

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies

Impairment of Long-Lived Assets

The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When there are indicators of potential impairment, the Company evaluates recoverability of the asset carrying values by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated undiscounted future net cash flows, an impairment charge is recognized based on the amount by which the carrying value of the asset exceeds the fair value of the asset. Since inception, no impairment charges have been recorded.

Stock Based Compensation

The Company accounts for stock-based compensation arrangements in accordance with ASC 718, Compensation-Stock Compensation, which requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.

ASC 718 established accounting and disclosure requirements using a grant-date fair-value-based method of accounting for share-based employee compensation plans. The compensation cost is recognized by the Company over the employee’s requisite service period (vesting period).

Income Taxes

Deferred tax assets and liabilities are accounted for using the liability method and represent the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates that are expected to be in effect when these temporary differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized.

1110-1300104	9

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies

Advertising

The Company expenses advertising costs as incurred. Advertising expense was zero, $7,000, and $7,000, for the period from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011.

Research and Product Development

Research and product development costs are expensed as incurred. Research and product development expenses consist primarily of personnel costs and consulting services associated with research and product development.

Software Development Costs

The Company expenses software development costs as incurred until technological feasibility is attained, including research and development costs associated with stand-alone software products and software embedded in hardware products. Technological feasibility is attained when the Company has completed the planning, design and testing phase of development of its software and the software has been determined viable for its intended use, which typically occurs when beta testing commences. The period of time between when beta testing commences and when the software is available for general release to customers has historically been short with immaterial amounts of software development costs incurred during this period. Accordingly, the Company has not capitalized any software development costs to date.

1110-1300104	10

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

2. Balance Sheet Components

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents were as follows (in thousands):

	June 30, 2010
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value

Cash and cash equivalents, and restricted cash:
Cash	$1,177	$—	$—	$1,177
Restricted money market funds	20	—	—	20

Total cash and cash equivalents	$1,197	$—	$—	$1,197

	June 30, 2011
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value

Cash and cash equivalents, and restricted cash:
Cash	$258	$—	$—	$258
Restricted money market funds	20	—	—	20
U.S. government agency securities	4,095	—	—	4,095

Total cash and cash equivalents	$4,373	$—	$—	$4,373

1110-1300104	11

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

2. Balance Sheet Components (continued)

Property and Equipment

Property and equipment consisted of the following (in thousands):

	June 30
	2010	2011

Computer equipment	$27	$307
Furniture and fixtures	10	46
Leasehold improvements	—	70

	37	423
Less accumulated depreciation and amortization	(3)	(72)

Property and equipment, net	$34	$351

During the fiscal year ended June 30, 2011, the Company capitalized leasehold improvements related to its corporate offices of $70,000. The leasehold improvements are being amortized over the remaining period of the related facility lease which will end in April 2012.

Depreciation and amortization expense was $2,600, $68,600, and $71,200, for the period from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011.

Accrued and Other Current Liabilities

Accrued and other current liabilities consisted of the following (in thousands):

	June 30
	2010	2011

Accrued vacation	$8	$72
Short-term – unvested restricted stock	3	25
Accrued professional costs	1	46
Short-term – deferred rent	2	2
Accrued other liabilities	—	3

	$14	$148

1110-1300104	12

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

2. Balance Sheet Components (continued)

Long-Term Other Liabilities

Long-term other liabilities consisted of the following (in thousands):

	June 30
	2010	2011

Long-term – unvested restricted stock	$6	$53
Long-term – deferred rent	2	—

	$8	$53

Deferred Revenue

In May 2011, the Company entered into a Private Label License Agreement with Fusion-io, Inc. (Fusion-io), whereby Fusion-io agreed to leverage its sales force to sell licenses to the Company’s product under Fusion-io’s brand name. The Company received the first prepaid license and royalty milestone payment from Fusion-io of $450,000 in June 2011. As of June 30, 2011, the conditions to recognize revenue have not been met for this prepaid milestone payment thus, no revenue was recognized as of June 30, 2011. As a result, the $450,000 milestone payment prepaid by Fusion-io was recorded as deferred revenue.

3. Fair Value Measurements

The Company measures and records certain financial assets at fair value on a recurring basis. Fair value is based on the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

1110-1300104	13

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

3. Fair Value Measurements (continued)

The Company’s financial instruments that are measured at fair value on a recurring basis consist of money market funds and U.S. government agency securities. The following three levels of inputs are used to measure the fair value of financial instruments:

Level 1: Quoted prices in active markets for identical assets or liabilities. The Company classifies its money market funds and U.S. government securities as Level 1 instruments as they are traded in active markets with sufficient volume and frequency of transactions.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available.

Assets measured at fair value on a recurring basis are summarized as follows:

	Fair Value Measurement at June 30, 2010
	Level 1	Level 2	Level 3	Total
Cash equivalents and restricted cash:
Restricted money market funds	$20	$—	$—	$20

	Fair Value Measurement at June 30, 2011
	Level 1	Level 2	Level 3	Total
Cash equivalents and restricted cash:
Restricted money market funds	$20	$—	$—	$20
U.S. government agency securities	4,095	—	—	4,095

The carrying amounts of the Company’s accounts payable, accrued liabilities and other liabilities approximate their fair values due to their short maturities.

1110-1300104	14

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

4. Commitments and Contingences

Operating Leases

The Company leases its facilities under non-cancelable operating leases which expire in April 2012. The term of the leases provides for rental payments on a graduated basis. Rent expense related to the Company’s operating leases was $10,000 for the period from December 15, 2009 (inception) through June 30, 2010, $76,000 for the year ended June 30, 2011, and $86,000 for the period from December 15, 2009 (inception) through June 30, 2011. Future minimum lease payments for the operating leases as of June 30, 2011 are approximately $96,000 through the termination of the leases in April 2012.

Indemnification

The Company has agreed to indemnify its officers and directors for certain events or occurrences, while the officer or director is or was serving at the Company’s request in such capacity. The maximum amount of potential future indemnification is unlimited; however, the Company has a director and officer insurance policy that provides corporate reimbursement coverage that limits its exposure and enables it to recover a portion of any future amounts paid. The Company is unable to reasonably estimate the maximum amount that could be payable under these arrangements since these obligations are not capped but are conditional to the unique facts and circumstances involved. Accordingly, the Company has no liabilities recorded for these agreements as of June 30, 2010 and 2011.

Many of the Company’s agreements with channel partners and customers generally include certain provisions for indemnifying the channel partners and customers against liabilities if the Company’s products infringe a third party’s intellectual property rights.

To date, the Company has not incurred any material costs as a result of such indemnification provisions and has not accrued any liabilities related to such obligations in the consolidated financial statements.

1110-1300104	15

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

4. Commitments and Contingences (continued)

Employee Agreements

The Company has signed various employment agreements with key executives pursuant to which if their employment is terminated by the Company without cause or by the employees for good reason, or following a change of control of the Company, the employees are entitled to receive certain benefits, including severance payments, accelerated vesting of stock and stock options, and certain insurance benefits.

Legal Matters

The Company is not currently a party to any material litigation or other material legal proceedings. The Company may, from time to time, be involved in various legal proceedings arising from the normal course of business activities, and an unfavorable resolution of any of these matters could materially affect the Company’s future results of operations, cash flows or financial position.

Off-Balance Sheet Arrangements

As of June 30, 2011, the Company did not have any material off-balance sheet arrangements, other than operating leases.

1110-1300104	16

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

5. Income Taxes

Income tax expense consisted of the following components:

	Period from December 15, 2009 (Inception) through June 30, 2010	Year Ended June 30, 2011	Period from December 15, 2009 (Inception) through June 30, 2011
Current:
Federal	$—	$—	$—
State	1	1	2

Total current tax expense	1	1	2

Deferred:
Federal	—	—	—
State	—	—	—

Total deferred tax expense	—	—	—

Total income tax expense	$1	$1	$2

1110-1300104	17

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

5. Income Taxes (continued)

Income tax expense differed from the amounts computed by applying the statutory federal income tax rate of 34% to (loss) income before income taxes as a result of the following (in thousands):

	Period from December 15, 2009 (Inception) through June 30, 2010	Year Ended June 30, 2011	Period from December 15, 2009 (Inception) through June 30, 2011

Computed tax (benefit)	$(92)	$(1,161)	$(1,253)
Nondeductible items and other	—	2	2
State tax expense, net of federal tax effect	1	1	2
Research and development credits	(8)	(88)	(96)
Stock-based compensation	—	38	38
Change in valuation allowance	100	1,209	1,309

Income tax expense	$1	$1	$2

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities are as follows (in thousands):

	June 30
	2010	2011

Accruals and reserves	$5	$39
NOL and credit carryforwards	66	758
Property and equipment	1	28
Amortizable assets	49	758

Total deferred tax assets	121	1,583
Valuation allowance	(121)	(1,583)

Net deferred tax assets	$—	$—

1110-1300104	18

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

5. Income Taxes (continued)

As of June 30, 2011, the Company had federal and state net operating loss carry forwards (“NOLs”) of $1,495,000 and $1,495,000, respectively. The federal and state NOLs begin to expire in 2029 if not utilized. As of June 30, 2011, the Company also had federal and state research and development tax credit carry forwards of $96,000 and $101,000, respectively. The federal credit begins to expire in 2029, if not utilized and there is no expiration for the California credit.

The Company maintained a full valuation allowance at June 30, 2010 and 2011, due to the uncertainty of realizing future tax benefits from its net operating loss carry forwards and other deferred tax assets due to historical losses.

Utilization of the net operating loss carry forwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization. If an ownership change has occurred in the past or occurs in the future, the utilization of net operating loss and credit carry forwards could be significantly reduced.

The Company adopted the provisions of ASC 740, Income Taxes, relevant to uncertain tax positions. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. A tax position is recognized when it is more-likely-than-not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority. The standard also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. Upon implementation of the standard, the Company recognizes the possibility that calculated R&D credits may not meet the more-likely-than-not threshold and while a reserve could be calculated, the Company did not increase or decrease its liability for unrecognized tax benefits due to the fact that there are significant net operating losses and a full valuation allowance has been recorded against all deferred assets.

1110-1300104	19

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

5. Income Taxes (continued)

The Company files tax returns in the U.S. and in certain U.S. state jurisdictions, using a year end of December 31. The Company is subject to examinations in its major tax jurisdictions for the tax years 2009 and forward. There are no ongoing examinations by any taxing authorities at this time.

6. Stockholders’ Equity

Initial Capitalization

In December 2009, the Company issued 10,400,000 shares of common stock for $0.001 per share. Of this amount, 10,000,000 of the shares were issued to founding stockholders and certain officers of the Company and 400,000 shares were issued to third-party stockholders. Shares totaling 5,400,000 were issued in exchange for $5,400 in cash and 5,000,000 shares were issued in exchange for certain intellectual property and services of $5,000, the amount of which was expensed to operations.

Convertible Preferred Stock

In February 2010, the Company issued 7,500,000 shares of Series A Convertible Preferred Stock (Series A Preferred Stock) for $0.20 per share to investors, in exchange for $1,500,000 in cash, less issuance costs of $28,202.

In August 2010, the Company issued 7,442,248 shares of Series B Convertible Preferred Stock (Series B Preferred Stock) for $0.84 per share to investors, in exchange for $6,250,000 in cash, less issuance costs of $67,729.

At June 30, 2010, convertible preferred stock consisted of the following:

	Shares Authorized, Issued, and Outstanding	Aggregate Liquidation Preference

Series A Preferred Stock	7,500,000	$1,500,000

1110-1300104	20

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

6. Stockholders’ Equity (continued)

At June 30, 2011, convertible preferred stock consisted of the following:

	Shares Authorized, Issued, and Outstanding	Aggregate Liquidation Preference

Series A Preferred Stock	7,500,000	$1,500,000
Series B Preferred Stock	7,442,248	6,250,000

	14,942,248	$7,750,000

The significant features of the Company’s convertible preferred stock are as follows:

Dividend Provisions

The holders of Series A Preferred Stock and Series B Preferred Stock are entitled to receive, when and if declared by the Company’s board of directors, noncumulative dividends at a rate of $0.016 and $0.067 per share, respectively, per annum, adjustable for certain events, such as stock splits and combinations. The Company has declared no dividends to date.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock then outstanding shall be entitled to be paid, out of the available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of Series A Preferred Stock and common stock, an amount per share equal to $0.84, plus all declared but unpaid dividends thereon for Series B Preferred Stock. After payment of the full liquidation preference of Series B Preferred Stock, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of common stock, an amount per share equal to $0.20, plus all declared but unpaid dividends thereon for Series A Preferred Stock. If assets are not sufficient to permit such payment, payment will be made on a pro rata, equal priority, pari passu basis.

1110-1300104	21

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

6. Stockholders’ Equity (continued)

Conversion Rights

Each outstanding share of both Series A and B Preferred Stock is convertible into one fully paid and non-assessable share of common stock. Each share of convertible preferred stock shall automatically be converted into fully paid and non-assessable shares of common stock immediately prior to the closing of a firm commitment underwritten public offering in which the gross proceeds are not less than $30,000,000.

The conversion price of convertible preferred stock is subject to adjustment as a result of stock dividends, splits and other equity structuring transactions, and due to subsequent sales of common stock at a lower effective price.

Voting Rights

The holders of each share of convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such share is convertible.

Equity Incentive Plan

In December 2009, the Company established the 2009 Equity Incentive Plan (the Plan) and reserved shares of the Company’s common stock for sale and issuance under the Plan. As amended, the Plan permits the Company to grant up to 3,990,969 shares of the Company’s common stock. The Plan provides for the grant of incentive and non-statutory stock options as well as restricted stock to employees, nonemployee directors and consultants of the Company, which are to be granted at a price that is not less than 100% of the fair value of the stock at the date of grant. Options and restricted stock generally vest over a four year period and options generally expire ten years from the date of grant. If elected by the holder, options granted under the Plan generally may be exercised immediately at the date of grant but are subject to a repurchase right, under which the Company may buy back any unvested shares at the original issue exercise price in the event of an employee’s termination prior to full vesting (see further discussion below). All other options are exercisable only to the extent vested.

1110-1300104	22

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

6. Stockholders’ Equity (continued)

Options to Purchase Restricted Stock

The Company granted options to employees and non-employees (“Participant”) giving them the right to purchase non-vested restricted common stock of the Company. The terms of the options stated that the Participant had approximately a three month period to exercise this right. If the right was exercised during this period, the underlying stock would vest generally over a four year vesting period, otherwise, the right terminated. In the event that the Participant terminates, the Company has the option, but not the obligation, to repurchase any unvested shares from the Participant for a period of 90 days after termination, for an amount equal to the initial purchase price paid for the shares. The Company valued the options related to these grants using the Black-Scholes option pricing model using the assumptions described below. For the period from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011, 435,000, 848,200, and 1,283,200, respectively, of such options were exercised.

Cash received from all such purchases of restricted stock by Participants is recorded as a deposit for unvested restricted stock on the balance sheets as a liability and reclassified into stockholders’ equity as the restricted stock vests. For the period from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011 and for the period from December 15, 2009 (inception) through June 30, 2011, and, the Company exercised its pre-existing right of first refusal and repurchased a total of zero, 60,000 and 60,000 shares, respectively, of unvested restricted stock from two of its employees upon termination, in separate transactions for a total purchase price of $6,440. This purchase price was the exercise price paid at the time of exercises of the options to purchase restricted stock. As of June 30, 2010 and June 30, 2011, 435,000 and 952,438 shares, respectively, held by employees and non-employees were subject to repurchase at an aggregate price of $8,700 and $78,152, respectively.

1110-1300104	23

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

6. Stockholders’ Equity (continued)

Stock Options

Unless otherwise noted, references to “options” in the subsequent disclosures, refers to the combined incentive and non-statutory stock options as well as the restricted stock options. The following table summarizes information about these options granted and outstanding:

	Shares Subject to Options Outstanding	Weighted- Average Grant Date Fair Value	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Live (In Years)

Outstanding – December 31, 2009	—	$—	$—	—
Granted	435,000	0.01	0.02
Exercised	(435,000)	0.01	0.02

Outstanding – June 30, 2010	—			9.8
Granted	3,308,200	0.46	0.13
Canceled	(165,000)	0.20	0.11
Exercised, net of repurchase	(763,200)	0.35	0.11

Outstanding – June 30, 2011	2,380,000	0.50	0.14	9.6

Vested and expected to vest at June 30, 2011	3,578,200	0.41	0.12	9.5

Vested and exercisable at June 30, 2011	362,429	0.12	0.08	9.2

Non-vested options at June 30, 2010	435,000	0.01	0.02

Non-vested options at June 30, 2011	3,215,771	0.45	0.12

The weighted-average grant-date fair values of options granted for the period from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011, were $0.01, $0.46, and $0.41, respectively.

The total intrinsic value of options exercised from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011 was zero, $272,421, and $272,421, respectively. The total fair value of options vested for the period from December, 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011, was zero, $42,524, and $42,524, respectively.

1110-1300104	24

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

6. Stockholders’ Equity (continued)

Employee Stock-Based Compensation

The fair value of options granted to employees is estimated on the grant date using the Black-Scholes option valuation model. This valuation model for stock-based compensation expense requires the Company to make assumptions and judgments about the variables used in the calculation, including the expected term (weighted-average period of time that the options granted are expected to be outstanding), the volatility of the Company’s common stock, an assumed risk-free interest rate, expected dividends, and the estimated forfeitures of unvested stock options. To the extent actual results differ from the estimates, the difference will be recorded as a cumulative adjustment in the period estimates are revised. No compensation cost is recorded for options that do not vest. The Company uses the simplified calculation of expected life, and volatility is based on an average of the historical volatilities of the common stock of several entities with characteristics similar to those of the Company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option. Expected forfeitures are based on the Company’s historical experience and are re-evaluated annually and adjusted as necessary. The Company uses the straight-line method for expense attribution.

The assumptions related to employee stock options are as follows:

	Period from December 15, 2009 (Inception) through June 30, 2010	Year Ended June 30, 2011
Expected volatility	53.3%	48.7% – 54.0%
Risk-free interest rate	1.75% – 2.02%	0.81% – 2.40%
Expected term (in years)	4	4 – 6.25
Expected dividends	$—	$—

The Company recorded stock-based compensation expense related to these options for the period from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011, was zero, $111,707, and $111,707, respectively.

1110-1300104	25

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

6. Stockholders’ Equity (continued)

Nonemployee Stock-Based Compensation

During the period from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and during the period from December 15, 2009 (inception) through June 30, 2011, the Company granted options to purchase zero, 110,000, and 110,000 shares of common stock respectively to non-employee consultants, respectively. These options were granted in exchange for consulting services rendered and vested over the service term, which approximates the options’ vesting period. The fair value of each option on the date of grant is estimated using the Black-Scholes option model. The fair value of these options is re-measured on each measurement date until they are fully vested.

The fair value of each award grant had estimated assumptions as follows:

Year Ended June 30, 2011

Expected volatility	49.6% – 54.0%
Risk-free interest rate	0.81% – 3.35%
Expected term (in years)	4 – 10
Expected dividends	$—

The Company recorded stock-based compensation expense related to these options for the period from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011, in the amount of zero, $24,684, and $24,684, respectively.

Stock-Based Compensation

Total stock-based compensation expense relating to options, for the period from December 15, 2009 (inception) through June 30, 2010, for the year ended June 30, 2011, and for the period from December 15, 2009 (inception) through June 30, 2011, was zero, $136,391, and $136,391.

At June 30, 2011, there was $1,372,364 of unamortized stock-based compensation cost related to unvested stock options and unvested restricted stock which is expected to be recognized over a weighted average period of 3.4 years.

1110-1300104	26

IO Turbine, Inc.

A Development Stage Company

Notes to Financial Statements (continued)

7. Employee Benefit Plans

The Company sponsors a 401(k) defined contribution plan covering all employees. There is no matching by the Company in the 401k plan.

8. Subsequent Events

In August 2011, the Company announced that it had entered into a merger agreement (the “Merger Agreement”) with Fusion-io, Inc. Fusion-io provides a next generation storage memory platform, which includes the Fusion-io’s ioMemory hardware, VSL virtualization software, directCache automated data-tiering software and ioSphere platform management software.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Fusion-io will acquire the Company. The preliminary fair value of the aggregate purchase price is approximately $65,600,000, which consists of (1) cash, (2) shares of the Fusion-io’s common stock valued at $28.40 per share, the closing sale price of the Fusion-io’s common stock on the closing date of the acquisition, and (3) the fair value of assumed stock options and restricted stock awards attributable to pre-acquisition service by the Company’s employees.

This Merger closed on August 11, 2011. As a result of the Merger, the Company became a wholly-owned subsidiary of Fusion-io. The Company incurred considerable merger related expenses during the first quarter of 2012, estimated at approximately $800,000.

The Company has performed an evaluation of its subsequent events through October 21, 2011, which is the date the financial statements were available to be issued.

1110-1300104	27

Ernst & Young LLP

Assurance | Tax | Transactions | Advisory

About Ernst & Young

Ernst & Young is a global leader in assurance, tax, transaction and advisory services. Worldwide, our 152,000 people are united by our shared values and an unwavering commitment to quality. We make a difference by helping our people, our clients and our wider communities achieve their potential.

For more information, please visit www.ey.com.

Ernst & Young refers to the global organization of member firms of Ernst & Young Global Limited, each of which is a separate legal entity.

Ernst & Young Global Limited, a UK company limited by guarantee, does not provide services to clients. This Report has been prepared by Ernst & Young LLP, a client serving member firm located in the United States.